Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023
NEWS	June 26, 2019

H.B. Fuller Reports Second Quarter 2019 Results

Reported Diluted Net Income of $37 Million and EPS of $0.70; Adjusted Diluted EPS1 of $0.88

Adjusted EBITDA1 of $121 million in-line with company guidance

Company Accelerates Debt De-Leveraging Target

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended on June 1, 2019.

Items of Note for Second Quarter 2019:

■	Net income was $37 million or $0.70 per diluted share (EPS), and adjusted net income was $46 million[1], or $0.88[1] of EPS;
■	Adjusted EBITDA of $121 million[1] was in line with the company’s guidance and improved versus the prior year on a constant currency basis;
■	Adjusted EBITDA margin of 16%[1] increased by 50 basis points;
■	Organic sales increased by 10.5% year over year in Engineering Adhesives, the company’s key strategic growth segment;
■

Gross margin of 28.8% and adjusted gross margin of 28.9%[4] were up 90 basis points year over year driven by pricing, improved business mix, Royal integration-related synergies and moderating raw material costs;

■	Debt paydown was $42 million in the quarter and $54 million year to date. Year-to-date debt paydown was $7 million higher than the same period last year;
■

On June 11, 2019, the company announced a signed definitive agreement to sell a non-core, non-adhesive business for $71 million. Net proceeds will be utilized to increase 2019 debt paydown commitment from $200 million to $250 million.

Summary of Second Quarter 2019 Results:

Net revenue for the quarter of $760 million decreased 3.8% compared with the second quarter of 2018. Organic revenue, which excludes the impact of foreign currency, increased approximately 1%. Pricing was a positive contributor to organic revenue growth, and total volumes, while down year over year, increased sequentially from the first quarter. Strong year-over-year organic sales growth in Engineering Adhesives was partially offset by lower construction-related volumes, primarily due to portfolio repositioning in Construction Adhesives toward more profitable product lines.

Gross profit margin was 28.8% and adjusted gross profit margin was 28.9%4, an increase of 90 basis points versus last year for both metrics, driven by positive pricing contribution, improved business mix, synergies from the integration of Royal Adhesives and lower raw material costs. Selling, General and Administrative (SG&A) expenses were $146 million. Adjusted SG&A expenses of $139 million5 decreased 1.5% compared with the second quarter of 2018, driven by foreign currency exchange rates and continued focus on expense management.

As a result of these factors, net income attributable to H.B. Fuller for the second quarter of 2019 was $37 million, or $0.70 per diluted share, compared with $44 million, or $0.86 per diluted share in the same period last year. Adjusted net income attributable to H.B. Fuller was $46 million1, or $0.881 adjusted EPS, compared with $46 million1, or $0.891 adjusted EPS last year. Adjusted EBITDA was $121 million1, compared with $123 million1 in the prior year, and adjusted EBITDA margin of 16%1 increased versus 15.5%1 in the prior year.

“Strong operational execution drove margin expansion, improved organic revenue growth and excellent cash flow performance in the second quarter, and we forecast additional improvement in the second half of the year,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our Engineering Adhesive business grew by double digits and despite weakness in some end markets we continue to drive increased profitability and cash flow conversion at H.B. Fuller. Strong free cash flow combined with the recently announced divestiture of a non-core surfactants and thickeners business are enabling us to increase our expected 2019 debt paydown by $50 million, accelerating our deleverage timeline. We continue to build on our strategic position as a global leader in adhesives, delivering innovation for our customers and sustainable value for our shareholders.”

Balance Sheet and Cash Flow:

At the end of the second quarter of 2019, the company had cash on hand of $100 million and total debt equal to $2,194 million. This compares to cash and debt levels equal to $113 million and $2,235 million, respectively, in the first quarter of 2019. Cash flow from operations in the second quarter was $77 million compared with $55 million for the same period in 2018, reflecting improved profitability and working capital management. Capital expenditures were $18 million in the second quarter of 2019, compared with $15 million in the prior year.

Updated Fiscal 2019 Guidance:

Full year organic sales growth is expected to be 1% to 2%. Foreign currency exchange is expected to have a full year negative impact on reported revenues of 3% to 4%, and the divestiture of the surfactants business is forecasted to impact sales by approximately 0.5%. Management anticipates annual adjusted EPS in the range of $3.10 to $3.30, compared with prior guidance of $3.15 to 3.45; and annual adjusted EBITDA in the range of $455 to $465 million, compared with prior guidance of $465 to $485 million. Adjusted EBITDA and adjusted EPS reflect the loss of approximately $5 million dollars and $0.05 related to the divestiture of the surfactants business, and continued macroeconomic challenges impacting growth in Europe and Asia Pacific regions. The company’s core tax rate, excluding the impact of discrete items, is expected to be between 26% and 29%, and capital expenditures are expected to be approximately $90 million.

This guidance excludes approximately $20 million of pre-tax expenses required to integrate the Royal business and other businesses acquired in 2017, between $6 and $8 million of pre-tax expenses related to ERP development costs, and any gain on the divestiture of the surfactants, thickeners and dispersants business. The company’s guidance could be impacted by further rule making relative to U.S. Tax Reform. A complete reconciliation of the non-GAAP financial information contained in our 2019 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The company will host an investor conference call to discuss second quarter results on Thursday, June 27, 2019, at 10:30 a.m. Eastern U.S. time. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast accessible on the company's website at https://investors.hbfuller.com/calendar. The slides will be made available approximately 30 minutes prior to the start of the call. Participants should access the webcast 15 minutes prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the company’s website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through July 4, 2019. To access the telephone replay dial 1-877-344-7529 or 1-412-317-0088 and enter passcode 10132231.

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Quarterly Report on Form 10-Q for the period ended June 1, 2019 when it is filed with the Securities and Exchange Commission.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward-looking non-GAAP measures contained in our fiscal 2019 outlook, which are unknown or have not yet occurred.

About H.B. Fuller:
Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2018 net revenue of over $3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a results of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended December 1, 2018. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	% of	Three Months Ended	% of
	June 1, 2019	Net Revenue	June 2, 2018	Net Revenue
Net revenue	$759,583	100.0%	$789,387	100.0%
Cost of sales	(541,124)	(71.2%)	(569,201)	(72.1%)
Gross profit	218,459	28.8%	220,186	27.9%

Selling, general and administrative expenses	(146,079)	(19.2%)	(146,889)	(18.6%)

Other income (expense), net	2,986	0.4%	7,739	1.0%
Interest expense	(26,940)	(3.5%)	(28,017)	(3.5%)
Interest income	3,023	0.4%	2,794	0.4%
Income before income taxes and income from equity method investments	51,449	6.8%	55,813	7.0%

Income tax (expense) benefit	(16,441)	(2.2%)	(13,488)	(1.7%)

Income from equity method investments	1,633	0.2%	2,139	0.3%

Net income including non-controlling interests	36,641	4.8%	44,464	5.6%

Net (loss) income attributable to non-controlling interests	-	0.0%	(13)	(0.0%)
Net income attributable to H.B. Fuller	$36,641	4.8%	$44,451	5.6%

Basic income per common share attributable to H.B. Fuller	$0.72		$0.88
Diluted income per common share attributable to H.B. Fuller	$0.70		$0.86

Weighted-average common shares outstanding:
Basic	50,902		50,551
Diluted	52,105		51,846

Dividends declared per common share	$0.160		$0.155

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	June 1, 2019	December 1, 2018	June 2, 2018
Cash & cash equivalents	$100,246	$150,793	$129,248
Trade accounts receivable, net	499,406	495,008	477,655
Inventories	382,612	348,461	404,680
Trade payables	299,935	273,378	263,724
Total assets	4,149,864	4,176,314	4,338,897
Total debt	2,193,760	2,247,527	2,404,952

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	% of	Six Months Ended	% of
	June 1, 2019	Net Revenue	June 2, 2018	Net Revenue
Net revenue	$1,432,518	100.0%	$1,502,466	100.0%
Cost of sales	(1,034,134)	(72.2%)	(1,096,767)	(73.0%)
Gross profit	398,384	27.8%	405,699	27.0%

Selling, general and administrative expenses	(291,792)	(20.4%)	(299,596)	(19.9%)

Other income (expense), net	6,351	0.4%	12,651	0.8%
Interest expense	(53,747)	(3.8%)	(55,562)	(3.7%)
Interest income	6,076	0.4%	5,835	0.4%
Income before income taxes and income from equity method investments	65,272	4.6%	69,027	4.6%

Income tax (expense) benefit	(19,581)	(1.4%)	19,144	1.3%

Income from equity method investments	3,198	0.2%	3,960	0.3%

Net income (loss) including non-controlling interests	48,889	3.4%	92,131	6.1%

Net income attributable to non-controlling interests	(4)	(0.0%)	2	0.0%
Net income (loss) attributable to H.B. Fuller	$48,885	3.4%	$92,133	6.1%

Basic income per common share attributable to H.B. Fuller[a]	$0.96		$1.82
Diluted income per common share attributable to H.B. Fuller[a]	$0.94		$1.78

Weighted-average common shares outstanding:
Basic	50,827		50,511
Diluted	52,003		51,872

Dividends declared per common share	$0.315		$0.305

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019	June 2, 2018	June 1, 2019	June 2, 2018

Net income attributable to H.B. Fuller	$36,641	$44,451	$48,885	$92,133

Adjustments:
Acquisition project costs	539	297	623	672
Tonsan call option agreement	-	(2,294)	-	(2,170)
Organizational realignment	1,444	736	1,794	1,484
Royal restructuring and integration	4,761	4,334	9,126	9,262
Tax reform	-	(151)	55	(35,336)
Project ONE	1,236	1,013	2,049	2,406
Other	1,015	(2,008)	623	(3,720)
Adjusted net income attributable to H.B. Fuller[1]	45,636	46,378	63,155	64,731

Add:
Interest expense	26,940	27,938	53,747	55,406
Interest income	(3,023)	(2,794)	(6,076)	(5,835)
Income taxes	16,371	15,565	22,421	21,298
Depreciation and amortization expense A	35,268	35,648	70,796	72,313
Adjusted EBITDA[1]	121,192	122,735	204,043	207,913

Diluted Shares	52,105	51,846	52,003	51,872
Adjusted diluted income per common share attributable to H.B. Fuller[1]	$0.88	$0.89	$1.21	$1.25
Revenue	$759,583	$789,387	$1,432,518	$1,502,466
Adjusted EBITDA margin[1]	16.0%	15.5%	14.2%	13.8%

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

A Depreciation and amortization expense added back for Adjusted EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling $436 and $962 for the three and six months ended June 1, 2019, respectively, and $365 for the three and six months ended June 2, 2018.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	June 1, 2019	June 2, 2018
Net Revenue:
Americas Adhesives	$259,782	$266,232
EIMEA	165,453	182,175
Asia Pacific	71,199	74,421
Construction Adhesives	111,244	122,891
Engineering Adhesives	151,905	143,668
Total H.B. Fuller	$759,583	$789,387

Segment Operating Income:
Americas Adhesives	$26,514	$26,782
EIMEA	8,570	10,623
Asia Pacific	5,758	5,023
Construction Adhesives	7,107	12,042
Engineering Adhesives	24,431	18,827
Total H.B. Fuller	$72,380	$73,297

Adjusted EBITDA[1]
Americas Adhesives	$40,102	$40,567
EIMEA	17,832	21,595
Asia Pacific	8,793	7,947
Construction Adhesives	18,871	23,369
Engineering Adhesives	34,027	26,389
Corporate unallocated	1,567	2,868
Total H.B. Fuller	$121,192	$122,735

Adjusted EBITDA Margin[1]
Americas Adhesives	15.4%	15.2%
EIMEA	10.8%	11.9%
Asia Pacific	12.3%	10.7%
Construction Adhesives	17.0%	19.0%
Engineering Adhesives	22.4%	18.4%
Corporate unallocated	0.2%	0.4%
Total H.B. Fuller	16.0%	15.5%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Six Months Ended	Six Months Ended
	June 1, 2019	June 2, 2018
Net Revenue:
Americas Adhesives	$501,732	$517,195
EIMEA	321,966	351,154
Asia Pacific	134,587	141,029
Construction Adhesives	193,700	221,148
Engineering Adhesives	280,533	271,940
Total H.B. Fuller	$1,432,518	$1,502,466

Segment Operating Income:
Americas Adhesives	$42,209	$41,319
EIMEA	11,996	16,516
Asia Pacific	9,537	7,327
Construction Adhesives	3,768	12,503
Engineering Adhesives	39,082	28,438
Total H.B. Fuller	$106,592	$106,103

Adjusted EBITDA[1]
Americas Adhesives	$69,346	$70,206
EIMEA	30,750	37,854
Asia Pacific	15,398	13,234
Construction Adhesives	26,797	35,783
Engineering Adhesives	58,702	46,762
Corporate Unallocated	3,050	4,074
Total H.B. Fuller	$204,043	$207,913

Adjusted EBITDA Margin[1]
Americas Adhesives	13.8%	13.6%
EIMEA	9.6%	10.8%
Asia Pacific	11.4%	9.4%
Construction Adhesives	13.8%	16.2%
Engineering Adhesives	20.9%	17.2%
Corporate Unallocated	0.2%	0.3%
Total H.B. Fuller	14.2%	13.8%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019	June 2, 2018	June 1, 2019	June 2, 2018

Income before income taxes and income from equity method investments	$51,449	$55,813	$65,272	$69,027

Adjustments:
Acquisition project costs	655	449	769	1,007
Tonsan call option agreement	-	(2,295)	-	(2,170)
Organizational realignment	1,755	852	2,230	1,263
Royal restructuring and integration	4,625	6,529	10,543	13,983
Tax reform	-	-	75	-
Project ONE	1,503	1,558	2,604	3,702
Other	387	(3,089)	889	(4,745)
Adjusted income before income taxes and income from equity method investments[2]	$60,374	$59,817	$82,382	$82,067

[2] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019	June 2, 2018	June 1, 2019	June 2, 2018

Income Taxes	$(16,441)	$(13,488)	$(19,581)	$19,144

Adjustments:
Acquisition project costs	(116)	(152)	(146)	(336)
Organizational realignment	(311)	(117)	(436)	222
Royal restructuring and integration	136	(2,194)	(1,417)	(4,721)
Tax reform	-	(151)	(20)	(35,336)
Project ONE	(267)	(545)	(555)	(1,296)
Other	628	1,082	(266)	1,025
Adjusted income taxes[3]	$(16,371)	$(15,565)	$(22,421)	$(21,298)

Adjusted income before income taxes and income from equity method investments	$60,374	$59,817	$82,382	$82,067
Adjusted effective income tax rate[3]	27.1%	26.0%	27.2%	26.0%

[3] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019	June 2, 2018	June 1, 2019	June 2, 2018

Net revenue	759,583	789,387	1,432,518	1,502,466

Gross profit	$218,459	$220,186	$398,384	$405,699
Gross profit margin	28.8%	27.9%	27.8%	27.0%

Adjustments:
Acquisition project costs	-	70	-	173
Organizational realignment	195	446	242	677
Royal restructuring and integration	1,091	603	2,509	827
Other	-	-	(3)	-
Adjusted gross profit[4]	$219,745	$221,305	$401,132	$407,376

Adjusted gross profit margin[4]	28.9%	28.0%	28.0%	27.1%

[4] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019	June 2, 2018	June 1, 2019	June 2, 2018

Selling, general and administrative expenses	$(146,079)	$(146,889)	$(291,792)	$(299,596)

Adjustments:
Acquisition project costs	655	379	769	834
Tonsan call option agreement	-	(2,373)	-	(2,326)
Organizational realignment	1,187	406	1,614	585
Royal restructuring and integration	3,511	5,925	8,010	13,155
Tax reform	-	-	75	-
Project ONE	1,503	1,558	2,604	3,702
Other	387	21	893	27
Adjusted selling, general and administrative expenses[5]	$(138,836)	$(140,973)	$(277,827)	$(283,619)

[5] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Three Months Ended June 1, 2019	$28,489	$9,232	$5,798	$7,794	$24,515	$75,828	$(39,187)	$36,641
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	247	160	82	74	92	655	(116)	539
Organizational realignment	1,250	(117)	18	210	21	1,382	62	1,444
Royal restructuring and integration	461	1,340	602	1,666	533	4,602	159	4,761
Project ONE	566	368	186	171	212	1,503	(267)	1,236
Other	387	-	-	-	-	387	628	1,015
Adjusted net income attributable to H.B. Fuller[1]	31,400	10,983	6,686	9,915	25,373	84,357	(38,721)	45,636

Add:
Interest expense	-	-	-	-	-	-	26,940	26,940
Interest income	-	-	-	-	-	-	(3,023)	(3,023)
Income taxes	-	-	-	-	-	-	16,371	16,371
Depreciation and amortization expense	8,702	6,849	2,107	8,956	8,654	35,268	-	35,268
Adjusted EBITDA[1]	$40,102	$17,832	$8,793	$18,871	$34,027	$119,625	$1,567	$121,192

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Six Months Ended June 1, 2019	$46,160	$13,314	$9,618	$5,139	$39,252	$113,483	$(64,598)	$48,885
Net income attributable to H.B. Fuller

Adjustments:
Acquisition project costs	290	188	95	87	109	769	(146)	623
Organizational realignment	1,813	(457)	33	430	37	1,856	(62)	1,794
Royal restructuring and integration	2,047	3,143	1,071	2,952	1,308	10,521	(1,395)	9,126
Tax reform	28	18	9	9	11	75	(20)	55
Project ONE	981	637	322	296	368	2,604	(555)	2,049
Other	770	119	-	-	-	889	(266)	623
Adjusted net income attributable to H.B. Fuller[1]	52,089	16,962	11,148	8,913	41,085	130,197	(67,042)	63,155

Add:
Interest expense	-	-	-	-	-	-	53,747	53,747
Interest income	-	-	-	-	-	-	(6,076)	(6,076)
Income taxes	-	-	-	-	-	-	22,421	22,421
Depreciation and amortization expense	17,257	13,788	4,250	17,884	17,617	70,796	-	70,796
Adjusted EBITDA[1]	$69,346	$30,750	$15,398	$26,797	$58,702	$200,993	$3,050	$204,043

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Three Months Ended June 2, 2018	$28,645	$11,599	$5,061	$12,869	$19,012	$77,186	$(32,735)	$44,451
Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	354	34	16	16	29	449	(152)	297
Tonsan call option agreement	-	-	-	-	(2,373)	(2,373)	79	(2,294)
Organizational realignment	54	656	(1)	145	(1)	853	(117)	736
Royal Restructuring	2,202	1,711	540	1,149	926	6,528	(2,194)	4,334
Tax Reform	-	-	-	-	-	-	(151)	(151)
Project ONE	613	383	181	183	198	1,558	(545)	1,013
Other	18	-	-	-	-	18	(2,026)	(2,008)
Adjusted net income attributable to H.B. Fuller[1]	31,886	14,383	5,797	14,362	17,791	84,219	(37,841)	46,378
Add:
Interest expense	-	-	-	-	-	-	27,938	27,938
Interest income	-	-	-	-	-	-	(2,794)	(2,794)
Income taxes	-	-	-	-	-	-	15,565	15,565
Depreciation and amortization expense	8,681	7,212	2,150	9,007	8,598	35,648	-	35,648
Adjusted EBITDA[1]	$40,567	$21,595	$7,947	$23,369	$26,389	$119,867	$2,868	$122,735

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
Six Months Ended June 2, 2018	$45,043	$18,457	$7,403	$14,158	$28,810	$113,871	$(21,738)	$92,133
Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	846	46	22	22	71	1,007	(335)	672
Tonsan call option agreement	-	-	-	-	(2,326)	(2,326)	156	(2,170)
Organizational realignment	180	718	3	360	3	1,264	220	1,484
Royal Restructuring	5,144	3,273	1,065	2,467	2,035	13,984	(4,722)	9,262
Tax Reform	-	-	-	-	-	-	(35,336)	(35,336)
Project ONE	1,455	911	429	437	469	3,701	(1,295)	2,406
Other	21	1	1	1	1	25	(3,745)	(3,720)
Adjusted net income attributable to H.B. Fuller[1]	52,689	23,406	8,923	17,445	29,063	131,526	(66,795)	64,731
Add:
Interest expense	-	-	-	-	-	-	55,406	55,406
Interest income	-	-	-	-	-	-	(5,835)	(5,835)
Income taxes	-	-	-	-	-	-	21,298	21,298
Depreciation and amortization expense	17,517	14,448	4,311	18,338	17,699	72,313	-	72,313
Adjusted EBITDA[1]	$70,206	$37,854	$13,234	$35,783	$46,762	$203,839	$4,074	$207,913

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES SEGMENT FINANCIAL INFORMATION NET REVENUE GROWTH (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2019		June 1, 2019
	Total		Total
Price	2.3%		2.6%
Volume	(1.4%	)	(2.6%	)
Organic Growth	0.9%		0.0%
F/X	(4.7%	)	(4.7%	)

Total H.B. Fuller Net revenue	(3.8%	)	(4.7%	)

	Three Months Ended						Six Months Ended
	June 1, 2019						June 1, 2019
	Net Revenue		F/X		Organic Growth (Decline)		Net Revenue		F/X		Organic Growth (Decline)

Americas Adhesives	(2.4%	)	(3.7%	)	1.3%		(3.0%	)	(3.7%	)	0.7%
EIMEA	(9.2%	)	(8.5%	)	(0.7%	)	(8.3%	)	(8.3%	)	0.0%
Asia Pacific	(4.3%	)	(5.1%	)	0.8%		(4.5%	)	(4.9%	)	0.4%
Construction Adhesives	(9.5%	)	(0.8%	)	(8.7%	)	(12.4%	)	(0.9%	)	(11.5%	)
Engineering Adhesives	5.7%		(4.8%	)	10.5%		3.2%		(4.4%	)	7.6%
Total H.B. Fuller	(3.8%	)	(4.7%	)	0.9%		(4.7%	)	(4.7%	)	0.0%